EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

School Specialty, Inc. 401(k) Plan

Greenville, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statement No. 333-64193 on Form S-8 of our report dated June 28, 2011, appearing in this Annual Report on Form 11-K of the School Specialty, Inc. 401(K) Plan for the years ended December 31, 2010 and 2009.

/s/ SCHENCK SC

Certified Public Accountants

Green Bay, Wisconsin

June 28, 2011